UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            ________________________

                                    FORM 8-K

                             _______________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 18, 2003

                              STARCRAFT CORPORATION
             (Exact name of registrant as specified in its charter)

                                     INDIANA
                 (State or other jurisdiction of incorporation)

                  000-22048                       35-817634
          (Commission File Number) (    IRS Employer Identification No.)

                                 P. O. Box 1903
                            1123 South Indiana Avenue
                           Goshen, Indiana 46527-1903
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (574) 534-7827

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 18, 2003, Starcraft issued a press release relating to its financial results for fiscal 2003 and its fourth fiscal quarter ended September 28, 2003. The press release is furnished herewith as Annex A and is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                STARCRAFT CORPORATION
                                      (Registrant)

                                /s/ Joseph E. Katona, III
                                ----------------------------------------------
                                Name:    Joseph E. Katona, III,
                                Title:   Chief Financial Officer and Secretary


Dated: November 18, 2003.

         Starcraft Revenues Up 84%, Profits Over Triple for Fiscal 2003
 New Programs to Supply OEM With Certified Wheels, Hummer Accessories Announced

GOSHEN, Ind., November 18, 2003 - Starcraft Corporation (NASDAQ:STCR) announced today the following results for its fourth quarter and fiscal year ended September 28, 2003:

o Revenues increased 84 percent for the fiscal year, 38 percent for the fourth quarter

o Net income for the fiscal year was $11.8 million, or $2.49 per share and $2.9 million, or $0.60 per share for the quarter.

o New sales programs announced to immediately distribute 20-inch specialty wheels for GM's Sierra and Silverado trucks, and for certain accessories for additional Hummer products expected later next year.

o Acquisitions add plastics molding, painting and incremental second-stage manufacturing capabilities to Starcraft's OEM business.



Consolidated revenues for fiscal 2003 were $192 million, versus $105 million in fiscal 2002. Net income was $11.8 million ($2.49 per basic and $2.25 per diluted share), versus prior year earnings of $3.0 million ($0.65 per basic and $0.55 per diluted share).

Revenues for the fourth quarter of fiscal 2003 were $43 million compared to $31 million in the 2002 fourth quarter. Net earnings for the quarter were $2.9 million ($0.60 per basic and $0.54 per diluted share). In fiscal 2002 the Company incurred a net loss of $946,000 ($0.20 basic and diluted loss per share) in the fourth quarter. The fourth quarter of fiscal 2002 included a one-time charge of $2.1 million ($0.45 per share) related to the redemption of certain warrants and options.

As a Tier 1 OEM supplier of customization packages for the Chevrolet and GMC pickup trucks and SUVs, Tecstar and Starcraft continued to benefit from strong consumer demand for these specially equipped premium vehicles along with sales of popular dealer-supplied accessories for the H2 Hummer vehicles.

Tecstar also announced new distribution arrangements with GM's SPO division to offer certain parts through GM dealers. Beginning in the first quarter of fiscal 2004, Tecstar will be distributing ten styles of certified 20-inch wheels, caps and lug nut covers for Chevrolet Silverado and GMC Sierra trucks that dealers can install on new or used vehicles. In addition, Tecstar has expanded its relationship with GM's Hummer program by providing accessory components for additional Hummer products as they roll out next year. When fully implemented, these agreements are estimated to add $60 million in annualized revenues.

Michael H. Schoeffler, Starcraft's President and COO, said that fiscal 2003 was a tremendous year for Starcraft, both because of its dramatic growth and its strategic accomplishments. "In 2003, we significantly exceeded our initial expectations for growth, while improving our profitability. At the same time, we signed a merger agreement with our Tecstar partner, Wheel to Wheel, that will create new opportunities and growth into the future while also synergizing our shareholder's interests along with our operating partners goals."

As previously announced, the Wheel to Wheel merger is subject to shareholder approval. Starcraft expects to mail proxy materials next month pertaining to Starcraft's proposed merger with Wheel to Wheel, an automotive design/engineering firm. Directors and officers representing approximately 36 percent of Starcraft shares have expressed their intention to vote in favor of the merger.

Schoeffler further reported that Starcraft plans to retain its Shreveport, Louisiana plant due to improved prospects for additional business, and the sourcing of supply programs for the Cadillac Escalade ESV and the continued distribution of certain service parts from that location.

"The light truck market continues to be a bright spot in the overall automotive industry, and demand for the enhancements we provide remains strong," Schoeffler said. "We are continuing to plan and execute new programs that respond to consumers' desire for powerful, well-equipped and distinctive trucks and SUVs. We continue to see positive signs that the economy is rebounding, and that fiscal 2004 can be another great year for Starcraft."

Starcraft also announced two acquisitions that add niche capabilities in plastics molding, vehicle painting and second-stage manufacturing.

In October, Starcraft and Wheel to Wheel jointly acquired the assets of Tarxien Automotive in Ontario, Canada. Tarxien, with $3 million in annual sales, was acquired for its OEM-compliant, highly efficient horizontal paint line, and its plastic injection molding facilities that will further support Starcraft's ongoing automotive aftermarket initiatives.

This week, the Company also agreed to acquire the assets of Classic Design Concepts, Inc. of Walled Lake, Michigan. Classic Design provides design and engineering services, concepting and show car development for automotive OEMs, primarily Ford Motor Co. Classic also develops and markets aftermarket parts. Classic Design's senior staff brings additional expertise in direct sales and corporate relationships.

INVESTOR CONFERENCE CALL

The Company will host a conference call on November 19, 2003, at 3 p.m. Eastern Time to discuss its year end results. Investors may participate in the teleconference call by calling 800-901-5217 and providing the conference ID number, 20033633. A tape reply of the call will be available two hours after the conclusion of the conference call through November 26, 2003, by dialing 888-286-8010 and providing the replay pass code #66022600.

Starcraft Corporation, through its ownership interest in Tecstar, LLC is a leading supplier to the OEM automotive supply market. It also supplies after-market parts and accessories to wholesale and retail customers throughout the United States.

This news release contains forward-looking statements regarding Starcraft's business operations and outlook, prospective earnings and earnings per share, prospects for the acquisition of Wheel to Wheel, Tarxien, and Classic Design and for new business. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, level of customer demand, competitive pressures and other important factors detailed in the Company's Form 10-K for fiscal 2002 filed with the Securities and Exchange Commission.


                              STARCRAFT CORPORATION
                         CONSOLIDATED FINANCIAL RESULTS

                           FOURTH QUARTER, FISCAL 2003
                        Dollars in Thousands, except EPS


------------------------------------------------------------------------------------------------------------------------------------

                                                           Three Months Ended                        Twelve Months Ended
                                                 --------------------------------------      --------------------------------------
Statement of Operations (unaudited):             September 28, 2003  September 29, 2002      September 28, 2003  September 29, 2002
--------------------------------------------     ------------------  ------------------      ------------------  ------------------

Net Sales                                              $ 42,932           $ 31,200                $ 192,102          $ 104,684

Cost of Goods Sold                                       33,210             24,665                  147,835             79,748
                                                 ---------------   ----------------        -----------------   ----------------

  Gross Profit                                            9,722              6,535                   44,267             24,936

Selling and Promotion Expenses                              489                645                    1,866              2,014
General and Administrative Expenses                       5,091              4,281                   17,297             13,501
Expense Related to Redemption of
   Warrants & Options                                         -              2,096 1                      -              2,096

   Operating Income                                       4,142               (487)                  25,104              7,325

Nonoperating (Expense) Income:
   Interest, Net                                           (150)               (88)                    (457)              (144)
   Other, Net                                                15                380                       33                257
                                                 ---------------   ----------------        -----------------   ----------------
                                                           (135)               292                     (424)               113
   Income Before Income Taxes
       and Minority Interest                              4,007               (195)                  24,680              7,438

Income Taxes                                             (1,061)               127                    2,060                388
                                                 ---------------   ----------------        -----------------   ----------------

   Income After Income Taxes
       and Before Minority Interest                       5,068               (322)                  22,620              7,050

Minority Interest in Income of Subsidiary                 2,191                624                   10,832              4,087
                                                 ---------------   ----------------        -----------------   ----------------

   NET INCOME                                           $ 2,877             $ (946)                $ 11,788            $ 2,963
                                                 ===============   ================        =================   ================


Basic Earnings Per Share                                   0.60            $ (0.20)                  $ 2.49             $ 0.65
                                                 ===============   ================        =================   ================

Dilutive Earnings Per Share                              $ 0.54            $ (0.20)2                 $ 2.25             $ 0.55
                                                 ===============   ================        =================   ================

   Weighted Average Number of
     Basic Common Shares Outstanding                      4,784              4,627                    4,738              4,543
                                                 ===============   ================        =================   ================

   Weighted Average Number of
     Dilutive Common Shares Outstanding                   5,366              4,627                    5,233              5,355
                                                 ===============   ================        =================   ================


1 Reflects one-time expenses related to the redemption of warrants and options redeemed during the 4th quarter.

2 Does not reflect effect of employee stock options since the effect is antidilutive.

------------------------------------------------------------------------------------------------------------------------------------

                                 September 28, 2003   September 29, 2002                      September 28, 2003  September 29, 2002
                                 ------------------   ------------------                      ------------------  ------------------
Balance Sheets:                     (Unaudited)          (Audited)                                   (Unaudited)          (Audited)
------------------------------   ----------------     ---------------                             -----------------   --------------

Current Assets:                                                         Current Liabilities:

 Cash                                 $836                $284           Notes Payable to Related Parties     $0             $1,474

 Accounts and Notes Receivable      29,182              22,781           Accounts Payable, Trade          19,549             18,058

 Inventories                        10,060               8,204           Accrued Expenses                  7,572              4,534
                                                                                                          ------   ----------------

 Other Current Assets                9,002               1,863          Total Current Liabilities         27,121             24,066
                                    ------              ------

Total Current Assets                49,080              33,132          Long-term Debt                     9,148             12,704

Property and Equipment, net          9,136               5,524          Minority Interest                  9,821              1,991

Other Assets                           514                 436         Shareholders' Equity               12,640                331
                                    ------              ------                                           -------            -------

                                   $58,730             $39,092                                           $58,730            $39,092
                                   =======             =======                                           =======            =======